EXHIBIT 23(b)


                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

DRYCLEAN USA, Inc.
Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-37576 and 333-37582) of our report dated September 1, 2004 except for Note 11, as to which the date is September 27, 2004, relating to the consolidated financial statements of DRYCLEAN USA, Inc. appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005.


                                             BDO SEIDMAN, LLP

Miami, Florida
September 23, 2005